Exhibit 99.1

UPHEALTH PROVIDES CORPORATE UPDATE AND ANNOUNCES FOURTH QUARTER AND FULL YEAR 2023 FINANCIAL RESULTS

~ Glocal Ruling from Arbitral Tribunal in Favor of Company for up to $110.2 Million in Damages ~

Sale of Cloudbreak Health Business Closed on March 15, 2024 ~

~ Gross Cash Proceeds of $180 Million from the Cloudbreak Sale Will Be Used to Pay Down Debt, Including All of the Company’s $115 Million 2026 Notes and a Substantial Portion of its $57.2 Million 2025 Notes ~

~ Continues Simplification Strategy Focused on Profitable TTC Behavioral Healthcare Business ~

DELRAY BEACH, Fla. – March 21, 2024 – UpHealth, Inc. (“we,” “UpHealth,” or the “Company”) (OTC: UPHL) today provided a corporate update and announced financial results for the fourth quarter and full year ended December 31, 2023.

“In short, 2023 was a challenging, yet transformative, year for UpHealth, as we continued to take steps to stabilize the business,” said Martin Beck, Chief Executive Officer. “We have recently closed the sale of our Cloudbreak Health, LLC (“Cloudbreak”) business and will use the proceeds to significantly de-lever our balance sheet, giving us the financial flexibility to pursue a more simplified, profitable strategy that focuses on our growing, cash flow positive, behavioral health business, TTC Healthcare, Inc. (“TTC Healthcare”).

Mr. Beck continued, “I once again want to thank our stakeholders, employees and constituents of UpHealth who continue on this path with us. I can assure you that the UpHealth leadership team is more dedicated and focused than ever on its newly defined and simplified strategy to profitably scale TTC Healthcare.”

Glocal Ruling from Arbitral Tribunal Regarding Glocal

Yesterday, the Company provided an update on the arbitration brought by UpHealth Holdings, Inc. (“Holdings”), a wholly-owned direct subsidiary of UpHealth, against Glocal Healthcare Systems (“Glocal”) and several of Glocal’s officers and shareholders (together with Glocal, the “Respondents”). On March 18, 2024, the International Court of Arbitration of the International Chamber of Commerce (the “ICA”) transmitted the Final Award to the parties. In the Final Award, the arbitral tribunal (“Tribunal”) found the Respondents liable for breach of contract and directed them to pay Holdings up to $110.2 million in damages, as well as most of the legal costs and other expenses that Holdings incurred in the arbitration. The $110.2 million damages are apportioned based on the shareholders percentage of each of the Indian directors and shareholders of Glocal: 34.38% to be paid by Dr. Syed Sabahat Azim, 34.38% by Richa Sana Azim, 4.69% by Mr. Gautam Chowdhury, 22.54% by Mr. Meleveetil Damodaran, and 4.02% by Kimberlite Social India Private Limited.

The dispute arose out of Holdings’ acquisition of Glocal pursuant to a Share Purchase Agreement dated October 30, 2020, and the subsequent breach by Respondents of their contractual obligations to relinquish control of Glocal to Holdings. In particular, the Tribunal found that the Respondents “failed to give [Holdings] control of [Glocal]” after the closing of the acquisition, despite the payment in full of the acquisition consideration. The Respondents were held personally liable.

The Company remains steadfast in its determination to hold fully accountable the Respondents in the ICA proceeding, who sold us Glocal and then refused to relinquish control of it, using misleading and baseless claims, for their indefensible conduct and the resulting harm caused to UpHealth and its stockholders. We appreciate the unanimous decision from the arbitrators and we thank them for a thorough and impartial elaboration and ruling.

Cloudbreak Sale Transaction

•On March 15, 2024, the Company completed the sale of its wholly owned subsidiary Cloudbreak and its MarttiTM translation offering to a newly formed entity controlled by GTCR LLC for $180 million in gross cash proceeds.

•The proceeds of the Cloudbreak sale, after transaction-related fees and expenses, have been deposited into three escrow accounts: a Notes escrow ($139 million), a Tax escrow ($27 million), and a Working Capital escrow ($3 million). Funds in the Notes escrow will be released on June 3, 2024, but no later than June 15, 2024, and will be used to satisfy in full, plus accrued interest, the Company’s 2026 notes and to repurchase approximately $20 million of the Company’s 2025 Notes, plus accrued interest, leaving approximately $37 million of 2025 Notes outstanding, which will constitute the Company’s entire long term debt. Funds in the Tax escrow will be used to satisfy the Company’s 2024 tax liability and any funds not required for this purpose will be used to repurchase additional 2025 Notes. Funds in the Working Capital escrow will be used to satisfy any obligations of the Company resulting from a difference between Cloudbreak’s targeted and actual working capital as of the closing of the transaction, and any funds not used for this purpose will be used to repurchase additional 2025 Notes.

Fourth Quarter and Full Year 2023 Financial Highlights

As previously reported, Holdings filed for bankruptcy protection on September 19, 2023, and its Thrasys, Inc. (“Thrasys”) and Behavioral Health Services (“BHS”) subsidiaries filed for bankruptcy protection on October 20, 2023, in response to an unexpected judgment in favor of a contract counterparty. These bankruptcy cases continue and the operations of Thrasys and BHS have largely ceased. It is expected that Holdings could emerge from bankruptcy protection in the second half of 2024. It is important to note that the Company and TTC Healthcare are not part of the bankruptcy proceedings.

As a result of the Company’s previously announced deconsolidation of Holdings and its subsidiaries, Thrasys, BHS, and TTC Healthcare, the Company’s GAAP revenues and earnings results for the fourth quarter of 2023 only include results from UpHealth, Inc. and Cloudbreak and its subsidiaries.

•Revenues totaled $17.3 million for the fourth quarter of 2023 and $130.0 million for the full year of 2023, compared to $40.5 million for the fourth quarter of 2022 and $158.8 million for the full year of 2022;

•Gross margin was 54% for both the fourth quarter and full year of 2023: compared to 45% for the fourth quarter of 2022 and 44% for the full year of 2022;

•Net loss attributable to UpHealth was $10.0 million for the fourth quarter of 2023 and $57.8 million for the full year of 2023, compared to a net loss attributable to UpHealth of $27.4 million for the fourth quarter of 2022 and $223.0 million for the full year of 2022;

•Net loss per share attributable to UpHealth was $(0.54) for the fourth quarter of 2023 and $(3.26) for the full year of 2023, compared to a net loss per share attributable to UpHealth of $(1.82) for the fourth quarter of 2022 and $(15.17) for the full year of 2022;

•Adjusted EBITDA, which includes the performance of Cloudbreak, was $2.3 million for the fourth quarter of 2023 and $19.6 million for the full year of 2023, compared to $1.9 million for the fourth quarter of 2022 and $3.2 million for the full year of 2022.

Proforma results, which include the results of all business units, including Holdings and its subsidiaries, for the full year of 2023, and Innovations Group, Inc. (“IGI”) through the date of its sale on May 11, 2023, are as follows:

•Proforma fourth quarter 2023 revenues were $38.6 million, compared to $40.5 million in revenues for the fourth quarter of 2022. Growth in proforma revenues in the fourth quarter of 2023 was driven by top line growth at TTC Healthcare and Cloudbreak and by certain non-recurring revenues associated with the cessation of operations at Thrasys;

•Proforma fourth quarter 2023 gross margins were 62%, compared to 45% for the fourth quarter of 2022. Proforma margin improvement in the fourth quarter was largely driven by an improved payor mix at TTC Healthcare;

•Proforma fourth quarter 2023 Adjusted EBITDA was $11.1 million, compared with $1.9 million in the fourth quarter of 2022. Proforma Adjusted EBITDA growth in the fourth quarter of 2023 was driven by strong revenue growth and margin expansion coupled with reduced corporate expenses;

•Proforma full-year 2023 revenues were $151.2 million, compared to $158.8 million for the full year of 2022;

•Proforma full-year 2023 gross margins were 56%, compared to 44% for the full year of 2022; and

•Proforma full-year 2023 Adjusted EBITDA was $28.3 million, compared to $3.2 million for the full year of 2022.

UpHealth Will Focus on Expanding Our Profitable TTC Healthcare Business

TTC Healthcare currently offers its patients a full continuum of evidence-based mental health and substance use disorder services in four facilities in Florida and continues to show strong census growth, with an attractive payor mix, including the U.S. Department of Veterans Affairs. TTC Healthcare’s financial results were previously reported as part of UpHealth’s Services segment.

•TTC Healthcare’s revenues were $12.1 million, gross margins were 60%, and adjusted EBITDA was $4.6 million, before the allocation of corporate expenses for the fourth quarter of 2023, compared to $7.9 million in revenues, gross margins of 43%, and $1.3 million in adjusted EBITDA, before the allocation of corporate expenses for the fourth quarter of 2022.

•TTC Healthcare’s revenues were $44.1 million, gross margins were 57%, and adjusted EBITDA was $15.9 million, before the allocation of corporate expenses for the full year of 2023, compared to $31.0 million in revenues, gross margins of 45%, and $4.9 million in adjusted EBITDA, before the allocation of corporate expenses for the full year of 2022.

•TTC Healthcare’s performance in 2023, and in particular the fourth quarter 2023, was driven by strong volumes and a significantly improved payor mix. We expect future volumes to remain robust and for gross margins to revert over the course of 2024 to historical norms in the range of 50%.

TTC Healthcare serves the large and growing market in the United States for mental health and substance use disorder services. The business is an excellent platform from which to drive future growth. TTC Healthcare’s core strengths of high-quality care, strict regulatory compliance and efficient back-office operations can be leveraged across a larger asset base and UpHealth will aggressively pursue geographic and service line expansion of TTC Healthcare via partnerships, joint ventures, acquisitions, and de novo projects. TTC Healthcare has a demonstrated track record of denovo growth, having opened a residential treatment facility near Ocala, Florida in January 2021, which enabled the business to increase its offering of mental health services, and a new facility in Delray Beach, Florida in July 2021, which enabled the business to increase its volumes under in-network contracts. The UpHealth team is excited to focus its energies on growing TTC Healthcare and looks forward to reporting its progress in the coming quarters.

About UpHealth, Inc.

UpHealth, Inc. is a leading provider of a full continuum of behavioral health solutions through the utilization of evidence-based treatments and services. Operating through its TTC Healthcare subsidiary, UpHealth targets mental health issues and substance use disorders with services provided by psychiatrists, physicians, neurologists, licensed therapists, and clinical social workers. The Company’s levels of care include detox, residential, partial hospitalization programs, intensive outpatient programs, outpatient, and telehealth. UpHealth’s clients include health plans, healthcare providers, and community-based organizations. For more information, please visit https://uphealthinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the amounts to be paid to Holdings by the Respondents pursuant to the Final Award, the repurchases of the 2026 Notes and 2025 Notes and the availability of funds in the Tax escrow and Working Capital escrow that may be used for this purpose, in each case, including the amounts and timing thereof, the expected emergence of Holdings from bankruptcy, including its timing, the projected operation and financial performance of UpHealth and its various subsidiaries, including TTC Healthcare, its product offerings and developments and reception of its product by customers, and the anticipated cash flow of UpHealth, and UpHealth’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenue and the business plans of UpHealth’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of UpHealth considering their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including whether the Respondents will comply with the Final Award, including by paying the amounts awarded to Holdings as set forth therein, uncertainty with respect to how the Indian courts shall decide various matters that are before them, the ability of UpHealth to utilize funds in the Notes escrow and Working Capital escrow for the repurchases of the 2026 Notes and 2025 Notes, the ability of UpHealth to service or otherwise pay its debt obligations following such repurchases, including to holders of the Company’s notes that will remain outstanding, the ability of Holdings to emerge from bankruptcy in the expected timeframe or at all, the mix of services utilized by UpHealth’s customers and such customers’ needs for these services, market acceptance of new service offerings, the ability of UpHealth to scale and expand what it does for existing customers as well as to add new customers, whether UpHealth will be able to regain and sustain compliance with the continued listing standards of the NYSE or comply with the initial listing standards of another national securities exchange, and that UpHealth will have sufficient capital to operate as anticipated. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. UpHealth undertakes no obligation to update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as may be required under applicable securities laws.

Contact:
Jude Gorman/Dan Moore
Collected Strategies
UPH-CS@collectedstrategies.com

UPHEALTH, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$2,548	$15,557
Accounts receivable, net	14,665	21,851
Inventories	—	161
Due from related parties	—	14
Prepaid expenses and other current assets	2,996	2,991
Assets held for sale, current	—	2,748
Total current assets	20,209	43,322
Property, plant and equipment, net	9,527	14,069
Operating lease right-of-use assets	1,902	7,213
Intangible assets, net	22,717	31,362
Goodwill	80,310	159,675
Equity investment	96,768	21,200
Other assets	375	438
Assets held for sale, noncurrent	—	62,525
Total assets	$231,808	$339,804
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$11,723	$17,983
Accrued expenses	10,590	38,763
Deferred revenue	48	2,738
Due to related party	948	229
Lease liabilities, current	3,522	5,475
Other liabilities, current	—	462
Liabilities held for sale, current	—	3,319
Total current liabilities	26,831	68,969
Related-party debt, noncurrent	—	281
Debt, noncurrent	146,524	145,962
Deferred tax liabilities	—	1,200
Lease liabilities, noncurrent	3,273	8,741
Other liabilities, noncurrent	76	727
Liabilities held for sale, noncurrent	—	7,787
Total liabilities	176,704	233,667

Stockholders’ Equity:
Preferred stock	—	—
Common stock	2	2
Additional paid in capital	696,150	688,355
Treasury stock, at cost	(17,000)	(17,000)
Accumulated deficit	(624,048)	(566,209)
Total UpHealth, Inc., stockholders’ equity	55,104	105,148
Noncontrolling interests	—	989
Total stockholders’ equity	55,104	106,137
Total liabilities and stockholders’ equity	$231,808	$339,804

UPHEALTH, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues:
Services	$17,186	$29,571	$110,039	$110,953
Licenses and subscriptions	—	1,954	6,548	12,566
Products	163	8,972	13,411	35,284
Total revenues	17,349	40,497	129,998	158,803
Costs of revenues:
Services	7,882	16,051	51,073	62,954
License and subscriptions	—	347	1,147	1,260
Products	147	5,884	8,183	24,434
Total costs of revenues	8,029	22,282	60,403	88,648
Gross profit	9,320	18,215	69,595	70,155
Operating expenses:
Sales and marketing	1,503	4,329	11,288	15,951
Research and development	256	1,944	4,367	7,888
General and administrative	6,293	11,782	38,884	48,755
Depreciation and amortization	1,279	2,868	6,454	16,140
Stock-based compensation	1,095	1,876	3,740	6,464
Goodwill, intangible asset, and other long-lived asset impairments	—	1,791	49,958	116,239
Acquisition, integration, and transformation costs	4,157	7,032	44,476	20,111
Total operating expenses	14,583	31,622	159,167	231,548
Loss from operations	(5,263)	(13,407)	(89,572)	(161,393)

Other income (expense):
Interest expense	(7,492)	(6,194)	(28,195)	(26,500)
Gain (loss) on deconsolidation of subsidiary	—	—	59,065	(37,708)
Loss on extinguishment of debt	—	—	—	(14,610)
Other income (expense), net, including interest income	646	779	1,068	7,892
Total other income (expense)	(6,846)	(5,415)	31,938	(70,926)
Net loss before income tax benefit (expense)	(12,109)	(18,822)	(57,634)	(232,319)
Income tax benefit (expense)	2,085	(8,360)	1,218	9,384
Net loss	(10,024)	(27,182)	(56,416)	(222,935)
Less: net loss attributable to noncontrolling interests	—	174	1,423	65
Net loss attributable to UpHealth, Inc.	$(10,024)	$(27,356)	$(57,839)	$(223,000)

Net loss per share attributable to UpHealth, Inc.:
Basic and diluted	$(0.54)	$(1.82)	$(3.26)	$(15.17)
Weighted average shares outstanding:
Basic and diluted	18,520	15,030	17,724	14,699

UPHEALTH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	For the years ended December 31,
	2023	2022
Operating activities:
Net loss	$(56,416)	$(222,935)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,953	21,800
Amortization of debt issuance costs and discount on convertible debt	10,835	12,789
Stock-based compensation	3,740	6,464
Goodwill, intangible asset, and other long-lived asset impairments	49,958	116,239
Provision for credit losses	(459)	1,336
Loss on extinguishment of debt	—	14,610
Gain from intercompany impairment	(876)	—
(Gain) loss on deconsolidation of subsidiary	(59,065)	37,708
Loss (gain) on fair value of warrant liabilities	8	(242)
Loss (gain) on fair value of derivative liability	3	(7,529)
Deferred income taxes	(1,200)	(9,543)
Non-cash impact of operating lease right-of-use assets	1,601	4,031
Other	—	(84)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	3,102	(5,839)
Inventories	144	417
Prepaid expenses and other current assets	(1,441)	(100)
Accounts payable and accrued expenses	25,176	13,148
Operating lease liabilities	(1,763)	(4,003)
Deferred revenue	957	954
Due to related parties	(209)	(478)
Other liabilities	(2,722)	(1,184)
Net cash used in operating activities	(17,674)	(22,441)
Investing activities:
Purchases of property and equipment and capitalized software development costs	(3,969)	(6,836)
Due to related parties	—	(14)
Deconsolidated cash	(35,606)	(8,743)
Net cash received from sale of business	54,835	—
Net cash provided by (used in) investing activities	15,260	(15,593)
Financing activities:
Proceeds from equity issuance	4,155	—
Proceeds from debt	—	67,500
Repayments of debt	(10,273)	(48,234)
Repayment of forward share purchase	—	(18,521)
Payments of debt issuance costs	—	(1,475)
Repayments of seller notes	—	(18,680)
Payments of finance lease obligations	(3,329)	(3,106)
Payments for taxes related to net settlement of equity awards	(91)	(95)
Distributions to noncontrolling interests	(956)	(139)
Payment of amount due to member	(100)	—
Net cash used in financing activities	(10,594)	(22,750)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1)	(460)
Decrease in cash and cash equivalents	(13,009)	(61,244)
Cash and cash equivalents, beginning of period	15,557	76,801
Cash and cash equivalents, end of period	$2,548	$15,557

UPHEALTH, INC.
NON-GAAP FINANCIAL INFORMATION

Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). To supplement UpHealth’s consolidated financial statements presented in accordance with GAAP, UpHealth presents investors with non-GAAP financial measures, including Adjusted EBITDA, proforma consolidated statements of operations, and proforma Adjusted EBITDA.

•Adjusted EBITDA consists of net income (loss) attributable to UpHealth, Inc., excluding depreciation and amortization; stock-based compensation; impairment of goodwill, intangible assets, and other long-lived assets; acquisition, integration, and transformation costs; other income (expense); income tax benefit (expense); net income (loss) attributable to noncontrolling interests; and other non-recurring charges to GAAP net income (loss) attributable to UpHealth, Inc. Other non-recurring charges to GAAP net income (loss) attributable to UpHealth, Inc. may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments, the cumulative effect of a change in accounting principles, or other expenses determined to be non-recurring.

•Proforma consolidated statements of operations and proforma Adjusted EBITDA include the results of all business units, including Holdings and its subsidiaries, for the full year of 2023, and Innovations Group, Inc. (“IGI”) through the date of its sale on May 11, 2023.

UpHealth believes that the presentation of these non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to UpHealth’s financial condition and results of operations. Management believes that the items described above provide an additional measure of UpHealth’s operating results and facilitates comparisons of UpHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present, and future operating performance and as a supplemental means to evaluate UpHealth’s ongoing operations. UpHealth believes that these non-GAAP financial measures are useful to investors in their assessment of UpHealth’s operating performance.

Adjusted EBITDA is not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. You should not consider this measure in isolation or as a substitute for analysis of UpHealth’s results as reported under GAAP. UpHealth compensates for these limitations by prominently disclosing GAAP financial measures and providing investors with reconciliations from UpHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

UPHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES(1)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues	$17,349	$40,497	$129,998	$158,803

Gross margin	54%	45%	54%	44%

Net loss attributable to UpHealth, Inc.	$(10,024)	$(27,356)	$(57,839)	$(223,000)
Net income (loss) attributable to noncontrolling interests	—	174	1,423	65
Net loss	(10,024)	(27,182)	(56,416)	(222,935)
Other income (expense)	6,846	5,415	(31,938)	70,926
Income tax expense (benefit)	(2,085)	8,360	(1,218)	(9,384)
Loss from operations	(5,263)	(13,407)	(89,572)	(161,393)
Depreciation and amortization	2,328	4,561	10,953	21,800
Stock-based compensation	1,095	1,876	3,740	6,464
Acquisition, integration, and transformation costs; impairment of goodwill, intangible assets, and other long-lived assets; and non-recurring expenses(2)	4,157	8,823	94,434	136,350
Adjusted EBITDA (Non-GAAP)	$2,317	$1,853	$19,555	$3,221

(1)See Non-GAAP Financial Information section for definitions of the Company’s non-GAAP financial measures.
(2)Amounts reflect acquisition, integration, and transformation costs and impairment of goodwill, intangible assets, and other long-lived assets from the consolidated statements of operations, as well as other operating expenses considered to be non-recurring during the period.

UPHEALTH, INC.
SEGMENT INFORMATION(1)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues:
Virtual Care Infrastructure(2)	$17,349	$17,574	$70,151	$64,997
Services(3)	—	19,143	47,225	75,796
Integrated Care Management(4)	—	3,780	12,622	18,010
Total	$17,349	$40,497	$129,998	$158,803

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Gross Profit:
Virtual Care Infrastructure(2)	$9,320	$8,939	$38,764	$29,882
Services(3)	—	6,974	23,232	26,586
Integrated Care Management(4)	—	2,302	7,599	13,687
Total	$9,320	$18,215	$69,595	$70,155

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Gross Margin %:
Virtual Care Infrastructure(2)	54%	51%	55%	46%
Services(3)	n/a	36%	49%	35%
Integrated Care Management(4)	n/a	61%	60%	76%
Total	54%	45%	54%	44%

See Non-GAAP Financial Information section for definitions of the Company’s non-GAAP financial measures.
(1)
Segment Information
The Company’s business is organized into three operating business segments:
Virtual Care Infrastructure;
Services; and
Integrated Care Management.
The reportable segments are consistent with how management views the Company’s services and products and the financial information reviewed by the chief operating decision makers. The Company manages its businesses as components of an enterprise for which separate information is available and is evaluated regularly by the chief operating decision makers in deciding how to allocate resources and assess performance.

(2)
In the Virtual Care Infrastructure segment, which consists of the U.S. Telehealth business, the Company provides its customers with a unified telehealth solution and digital health tools, marketed under the name MarttiTM, aimed at increasing access to healthcare and resolving health disparities across the care continuum. As discussed in Note 1, Organization and Business, to the Company’s consolidated financial statements, the Company deconsolidated Glocal as of July 1, 2022; accordingly, the financial results of Glocal in the six months ended June 30, 2022 are included in the Company's consolidated financial statements, and the financial position of Glocal as of December 31, 2023 and December 31, 2022 and the financial results of Glocal in the six months ended December 31, 2022 and the twelve months ended December 31, 2023 are not included in the Company's consolidated financial statements.

(3)
In the Services segment, which consists of the Behavioral business, the Company provides inpatient and outpatient substance abuse and mental health treatment services for individuals with drug and alcohol addiction and other behavioral health issues. The Company offers a complete continuum of care from detoxification services, residential care, partial hospitalization programs, and intensive outpatient and outpatient programs. As discussed in Note 1, Organization and Business, to the Company's consolidated financial statements, the Company deconsolidated Holdings as of September 30, 2023; accordingly, the financial position of Holdings as of December 31, 2022 and financial results of Holdings in the nine months ended September 30, 2023 are included in our consolidated financial statements and the financial position of Holdings as of December 31, 2023 and the financial results of Holdings in the three months ended December 31, 2023 are not included in the Company's consolidated financial statements. The filing of a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code, as discussed in Note 1, Organization and Business, occurred on September 19, 2023. The Company concluded that it would use the September 30, 2023 date for deconsolidation, as the last 12 days in the month were determined to not be material. Additionally, during the three months ended June 30, 2023, the Company substantially completed the wind-down of a company within the Behavioral business. The Services segment also consisted of the Pharmacy business, which sold custom compounded medications, until the sale of the business on May 11, 2023.

(4)
In the Integrated Care Management segment, the Company provides its customers with an advanced, comprehensive, and extensible technology platform, marketed under the umbrella “SyntraNetTM” to manage health, quality of care, and costs, especially for individuals with complex medical, behavioral health, and social needs. As discussed in Note 1, Organization and Business, to the Company's consolidated financial statements, the Company deconsolidated Holdings as of September 30, 2023; accordingly, the financial position of Holdings as of December 31, 2022 and financial results of Holdings in the nine months ended September 30, 2023 are included in our consolidated financial statements and the financial position of Holdings as of December 31, 2023 and the financial results of Holdings in the three months ended December 31, 2023 are not included in the Company's consolidated financial statements. The filing of a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code, as discussed in Note 1, Organization and Business, occurred on September 19, 2023. The Company concluded that it would use the September 30, 2023 date for deconsolidation, as the last 12 days in the month were determined to not be material.

UPHEALTH, INC.
RECONCILIATION OF NON-GAAP to GAAP INCOME STATEMENT
(In thousands)

	Three Months Ended December 31, 2023			Year Ended December 31, 2023
	Proforma	Adjustments(1)	GAAP	Proforma	Adjustments(2)	GAAP
Revenues:
Services	$34,386	$(17,200)	$17,186	$127,239	$(17,200)	$110,039
Licenses and subscriptions	4,008	(4,008)	—	10,556	(4,008)	6,548
Products	163	—	163	13,411	—	13,411
Total revenues	38,557	(21,208)	17,349	151,206	(21,208)	129,998
Costs of revenues:
Services	14,106	(6,224)	7,882	57,297	(6,224)	51,073
License and subscriptions	538	(538)	—	1,685	(538)	1,147
Products	147	—	147	8,183	—	8,183
Total costs of revenues	14,791	(6,762)	8,029	67,165	(6,762)	60,403
Gross profit	23,766	(14,446)	9,320	84,041	(14,446)	69,595
Operating expenses:
Sales and marketing	2,841	(1,338)	1,503	12,626	(1,338)	11,288
Research and development	2,339	(2,083)	256	6,450	(2,083)	4,367
General and administrative	8,562	(2,269)	6,293	41,153	(2,269)	38,884
Depreciation and amortization	1,300	(21)	1,279	6,475	(21)	6,454
Stock-based compensation	1,095	—	1,095	3,740	—	3,740
Goodwill, intangible asset and other long-lived asset impairment	—	—	—	49,958	—	49,958
Acquisition, integration, and transformation costs	12,081	(7,924)	4,157	52,400	(7,924)	44,476
Total operating expenses	28,218	(13,635)	14,583	172,802	(13,635)	159,167
Loss from operations	(4,452)	(811)	(5,263)	(88,761)	(811)	(89,572)

Other income (expense):
Interest expense	(7,493)	1	(7,492)	(28,196)	1	(28,195)
Gain on deconsolidation of subsidiary	—	—	—	59,065	—	59,065
Other income (expense), net, including interest income	384	262	646	806	262	1,068
Total other income (expense)	(7,109)	263	(6,846)	31,675	263	31,938
Net loss before income tax benefit	(11,561)	(548)	(12,109)	(57,086)	(548)	(57,634)
Income tax benefit	2,085	—	2,085	1,218	—	1,218
Net loss	(9,476)	(548)	(10,024)	(55,868)	(548)	(56,416)
Less: net loss (income) attributable to noncontrolling interests	605	(605)	—	2,028	(605)	1,423
Net loss attributable to UpHealth, Inc.	$(10,081)	$57	$(10,024)	$(57,896)	$57	$(57,839)

Net loss per share attributable to UpHealth, Inc.:
Basic and diluted	$(0.54)	$—	$(0.54)	$(3.27)	$—	$(3.26)
Weighted average shares outstanding:
Basic and diluted	18,520	18,520	18,520	17,724	17,724	17,724

(1) Reflects the operations of Holdings and its subsidiaries (including TTC Healthcare, Thrasys, and BHS) for the three months ended December 31, 2023 due to their deconsolidation on September 30, 2023.
(2) Reflects the operations of Holdings and its subsidiaries (including TTC Healthcare, Thrasys, and BHS) for the three months ended December 31, 2023 due to their deconsolidation on September 30, 2023, as well as the gain on deconsolidation of subsidiary recognized on September 30, 2023.

UPHEALTH, INC.
RECONCILIATION OF PROFORMA TO NON-GAAP ADJUSTED EBITDA
(In thousands)

	Three Months Ended December 31, 2023			Year Ended December 31, 2023
	Proforma	Adjustments(1)	Non-GAAP	Proforma	Adjustments(2)	Non-GAAP
Adjusted EBITDA:
Loss from operations	$(4,452)	$(811)	$(5,263)	$(88,761)	$(811)	$(89,572)
Depreciation and amortization	2,387	(59)	2,328	11,012	(59)	10,953
Stock-based compensation	1,095	—	1,095	3,740	—	3,740
Acquisition, integration, and transformation costs and non-recurring expenses	12,081	(7,924)	4,157	102,358	(7,924)	94,434
Adjusted EBITDA	11,111	(8,794)	2,317	28,349	(8,794)	19,555

(1) Reflects the operations of Holdings and its subsidiaries (including TTC Healthcare, Thrasys, and BHS) for the three months ended December 31, 2023 due to their deconsolidation on September 30, 2023.
(2) Reflects the operations of Holdings and its subsidiaries (including TTC Healthcare, Thrasys, and BHS) for the three months ended December 31, 2023 due to their deconsolidation on September 30, 2023, as well as the gain on deconsolidation of subsidiary recognized on September 30, 2023.